SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                         Date of Event: January 18, 1999
                        Date of Report: January 19, 1999

                             PLM INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)


     1-9670                                          94-3041257
(Commission File Number)                 (I.R.S. Employer Identification Number)


One Market
Steuart Street Tower, Suite 800
San Francisco, California                                           94105-1301
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code:(415) 974-1399







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ITEM 5.           Other Events

On January 18, 1999, the Board of Directors of PLM International, Inc. (the "Company") elected Howard M. Lorber as a Class III director of the Board of Directors of the Company, with a term expiring at the 1999 annual meeting of the Company's shareholders. A copy of the press release announcing this election is attached as an exhibit to this form. In order to facilitate Mr. Lorber's election as a Class III director, the Board of Directors of the Company resolved, pursuant to Article Sixth of the certificate of incorporation of the Company, to increase the number of directors of the Company from six to seven, and designated the newly created directorship as a Class II directorship. Harold
R. Somerset, a director of the Company, resigned as a Class III director and was immediately reappointed by the Board of Directors of the Company as a Class II director of the Board of Directors of the Company. The Company expects to nominate  Mr.  Lorber  for  election  as a Class  III  director  of the Board of
Directors  of  the  Company  at  the  1999  annual   meeting  of  the  Company's
shareholders.

Attachment:

Exhibit 1:                 Press release, dated January 19, 1999



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Exhibit 1

                                             Contact: Janet M. Turner
                                             Vice President, Investor Relations
                                             (415) 905-7214


              PLM INTERNATIONAL ELECTS LORBER TO BOARD OF DIRECTORS

FOR IMMEDIATE RELEASE

San Francisco, California, January 19, 1999 -- PLM International, Inc. (ASE:PLM) today announced that Howard M. Lorber has been elected to its board as a Class III director.

Mr. Lorber, 50, is President and Chief Operating Officer of New Valley Corporation, an investment banking and real estate concern. He is also Chairman of the Board and Chief Executive Officer of Nathan's Famous, Inc., a fast food company.

Additionally, Mr. Lorber is a director of United Capital Corporation and Prime Hospitality Corporation and serves on the boards of several community service organizations. He is a graduate of Long Island University, where he received a Bachelor of Arts degree and a Masters degree in taxation. Mr. Lorber also received charter life underwriter and chartered financial consultant degrees from the American College in Bryn Mawr, Pennsylvania. He is a trustee of Long Island University and a member of the Corporation of Babson College.

PLM International Chairman, President and Chief Executive Officer Robert N. Tidball said, "We are pleased to have Mr. Lorber join our board of directors. His financial and operating management expertise will make an important contribution to the Company as we continue to execute our strategic growth plan to improve financial performance and shareholder value."

PLM International is a diversified equipment leasing company providing services to transportation, industrial, and commercial companies. With a combined owned and managed portfolio of approximately $1.2 billion in equipment, PLM International operates one of the twenty-five largest asset leasing pools in the United States today. The Company specializes in creating equipment leasing solutions for domestic and international customers.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                                             PLM INTERNATIONAL, INC.
                                             (Registrant)

Date:  January 19, 1998

                                             By:/s/ Susan C. Santo
                                                -------------------------------
                                                Susan C. Santo
                                                Vice President, Secretary and
                                                General Counsel


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